UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 11, 2011
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 13, 2011, Ohio Valley Banc Corp. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") to report the results of the voting at the Annual Meeting of Shareholders of the Company held on May 11, 2011 (the "Annual Meeting").  One of the matters voted upon by the shareholders of the Company was the non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation.  The Board of Directors of the Company has since evaluated the results of that advisory frequency vote and made a determination with respect to how frequently it will conduct advisory votes on executive compensation in the future.  This Current Report on Form 8-K/A is being filed to update the disclosure under Item 5.07 of the Original Form 8-K to provide the Board of Directors' determination.  No other changes are being made to the Original Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As reported in the Original Form 8-K, the following were the results of the vote at the Annual Meeting on the frequency of advisory votes on executive compensation:

One Year	770,503
Two Years	1,856,846
Three Years	70,510
Abstain	44,311
Broker Non-votes	457,435

In light of these voting results and the other factors considered by the directors in recommending to the shareholders a frequency of once every two years, the Board of Directors determined at a meeting held on June 21, 2011, that the Company will hold an advisory vote on the compensation of the named executive officers every two years until the next required advisory vote on the frequency of future non-binding advisory votes on executive compensation.  Thus, the next advisory vote on executive compensation will occur at the annual meeting of the shareholders of the Company in 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	June 21, 2011	By:	/s/ Jeffrey E. Smith
		Name:	Jeffrey E. Smith
		Title:	Chairman and Chief Executive Officer